                                                                    EXHIBIT 99.4



                 WAIVER dated as of August 15, 1995 (this "Waiver") to the Amended and Restated Stockholders and Registration Rights Agreement dated as of September 27, 1991, as amended as of March 31, 1994 (the "Agreement"), among Lear Seating Corporation (as successor to Lear Holdings Corporation), a Delaware corporation (the "Company"), Lehman Brothers Merchant Banking Portfolio Partnership L.P. (formerly Shearson Lehman Hutton Merchant Banking Portfolio Partnership L.P.), a Delaware limited partnership, Lehman Brothers Offshore Investment Partnership--Japan L.P. (formerly Shearson Lehman Hutton Offshore Investment Partnership--Japan L.P.), a Bermuda limited partnership, Lehman Brothers Offshore Investment Partnership L.P. (formerly Shearson Lehman Hutton Offshore Investment Partnership L.P.), a Bermuda limited partnership, and Lehman Brothers Capital Partners II, L.P. (formerly Shearson Lehman Hutton Capital Partners II, L.P.), a Delaware limited partnership (each a "Lehman Partnership" and, collectively, the "Lehman Group"), LB I Group Inc. (formerly Shearson Lehman Hutton Merchant Banking Partners, Inc.), a Delaware corporation, as the Lehman Group Representative (the "Lehman Group Representative"), FIMA Finance Management Inc., a British Virgin Islands corporation ("FIMA"), and the parties listed in Schedule A to the Agreement or who became Management Investors pursuant to Section 6.10 thereof (the "Management Investors" and, together with the Lehman Group and FIMA, the "Investors").

                 The parties hereto agree as follows:

                 SECTION 1. Waiver. The Holders hereby waive their rights under Section 4.2 of the Agreement, including, without limitation, their rights to participate in the public offering of Shares by the Company, FIMA and the Lehman Group (the "Offering") pursuant to a registration statement filed with the Securities and Exchange Commission on August 4, 1995 (the "Registration Statement"), and their rights under the notice provisions thereof with respect to the Offering.

                 SECTION 2. Notice. The Company expects the Registration Statement relating to the Offering to become effective on or about September 20, 1995. The preceding sentence shall satisfy in full the notice requirements of Section 4.3(a) of the Agreement with respect of the Offering.

                 SECTION 3. Effectiveness; Miscellaneous. (a) This Amendment shall become effective as of the date first set forth above.
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                 (b)      This Waiver constitutes the entire agreement and
understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                 (c) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Waiver.

                 (d) The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Amendment, regardless of the law that might be applied under applicable principles of conflicts of laws.

                 (e) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Waiver and to whose benefit the provisions of this Waiver shall insure.

                 (e) This Waiver may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

                 (f) Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                 (g) Except as specifically modified hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as modified hereby.

                 IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first set forth above.

                                             LEAR SEATING CORPORATION


                                             By _______________________________
                                                Name: J.H. Vandenberge
                                                Title: Executive Vice President





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                                  As Holders of a majority of the Shares
                                  held by the Lehman Partnerships and their respective Permitted Transferees:


                                  Lehman Brothers Merchant Banking Portfolio
                                  Partnership L.P.


                                  By _______________________________
                                  Name:
                                  Title:


                                  Lehman Brothers Capital
                                  Partners II, L.P.


                                  By _______________________________
                                     Name:
                                     Title:


                                  Lehman Brothers Offshore
                                  Investment Partnership LP.


                                  By _______________________________
                                     Name:
                                     Title:


                                  Lehman Brothers Offshore
                                  Investment Partnership-Japan LP.


                                  By _______________________________
                                     Name:
                                     Title:


                                  As Holders of a majority of the Shares
                                  held by FIMA and its Permitted Transferees:

                                  FIMA Finance Management, Inc.


                                  By _______________________________
                                     Name:
                                     Title:




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                                  As Holders of a majority of the Shares
                                  held by Management Investors and their
                                  respective Permitted Transferees:



                                  _________________________________
                                  Name: John Boerger
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: P. Burke
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: Jimmie Comer
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: G.H. Dunze
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: M.R. Edwards
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: C.E. Fisher
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: A.J. Goscinski
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: J.A. Hollars
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: L.R. Haskell
                                  Shares of Common Stock:__________

                                  _________________________________
                                  Name: L.K. Hensley
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: T.B. Henstock
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: R.G. Hodgson
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: R.B. Hopkins, Jr.
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: G.G. Harris
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: W.G. Jamieson
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: E.F. Kozlowski
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: W.A. Ludwig
                                  Shares of Common Stock:__________

                                  _________________________________
                                  Name: T.E. Melson
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: R.T. Murphy
                                  Shares of Common Stock:__________



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


                                  _________________________________
                                  Name: R.E. Rossiter
                                  Shares of Common Stock:__________

                                  _________________________________
                                  Name: R.B. Smith, Jr.
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: D.J. Stebbins
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: R.G. Tancredi
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: J.E. Thompson
                                  Shares of Common Stock:__________

                                  _________________________________
                                  Name: M.P. Tepfenhart
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: J.H. Vandenberghe
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: A.H. Vartanian
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: J. Wainwright
                                  Shares of Common Stock:__________


                                  _________________________________
                                  Name: K.L. Way
                                  Shares of Common Stock:__________




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